                   Baxter International Inc. and Subsidiaries

         Exhibit 11.1 - Computation of Primary Earnings Per Common Share

- --------------------------------------------------------------------------------
(Unaudited - in millions, except per share data)              Three Months Ended
                                                                       March 31,
                                                              1995          1994

Net income available for common stock                         $145          $131
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------




Shares
  Weighted average number of common
    shares outstanding                                         281           277
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------



Primary earnings per common share                            $0.52         $0.47
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------